Exhibit (m)(ii)

DISTRIBUTION AND SERVICE PLAN

Northern Funds

AMENDED AND RESTATED APPENDIX A

Appendix A of the Distribution and Service Plan for the Northern Funds dated August 20, 2026 is hereby replaced with the following list of Funds:

APPENDIX A

1. Northern Trust Short-Term Tax-Exempt Bond ETF

2. Northern Trust Intermediate Tax-Exempt Bond ETF

3. Northern Trust Tax-Exempt Bond ETF

4. Northern Trust 2030 Inflation-Linked Distributing Ladder ETF

5. Northern Trust 2035 Inflation-Linked Distributing Ladder ETF

6. Northern Trust 2045 Inflation-Linked Distributing Ladder ETF

7. Northern Trust 2055 Inflation-Linked Distributing Ladder ETF

8. Northern Trust 2030 Tax-Exempt Distributing Ladder ETF

9. Northern Trust 2035 Tax-Exempt Distributing Ladder ETF

10. Northern Trust 2045 Tax-Exempt Distributing Ladder ETF

11. Northern Trust 2055 Tax-Exempt Distributing Ladder ETF

12. Northern Trust US Equity ETF

13. Northern Trust 2031 Inflation-Linked Distributing Ladder ETF

14. Northern Trust 2036 Inflation-Linked Distributing Ladder ETF

15. Northern Trust 2046 Inflation-Linked Distributing Ladder ETF

16. Northern Trust 2056 Inflation-Linked Distributing Ladder ETF

17. Northern Trust 2031 Tax-Exempt Distributing Ladder ETF

18. Northern Trust 2036 Tax-Exempt Distributing Ladder ETF

19. Northern Trust 2046 Tax-Exempt Distributing Ladder ETF

20. Northern Trust 2056 Tax-Exempt Distributing Ladder ETF

21. Northern Trust New York Intermediate Tax-Exempt Bond ETF

22. Northern Trust California Intermediate Tax-Exempt Bond ETF

Effective Date: September 24, 2026